Exhibit 5.1

May 9, 2022

The Southern Company
30 Ivan Allen Jr. Blvd., N.W.
Atlanta, Georgia 30308

              Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Southern Company (the “Company”) in connection with the above-referenced Registration Statement on Form S-3 (Registration Statement No. 333-253286) filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2021 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the remarketing of (i) $862,500,000 aggregate principal amount of the Company’s Series 2019A Remarketable Junior Subordinated Notes due August 1, 2024 (the “Series 2019A Notes”) and (ii) $862,500,000 aggregate principal amount of the Company’s Series 2019B Remarketable Junior Subordinated Notes due August 1, 2027 (the “Series 2019B Notes” and, together with the Series 2019A Notes, the “Notes”). The Series 2019A Notes were issued pursuant to the Subordinated Note Indenture dated as of October 1, 2015 (the “Base Indenture”) between the Company and Computershare Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore amended and supplemented, including by the Sixth Supplemental Indenture dated as of August 16, 2019 (as further amended and supplemented by the Thirteenth Supplemental Indenture dated as of May 9, 2022) (together, the “Series 2019A Supplemental Indenture”). The Series 2019B Notes were issued pursuant to the Base Indenture, as heretofore amended and supplemented, including by the Seventh Supplemental Indenture dated as of August 16, 2019 (as further amended and supplemented by the Fourteenth Supplemental Indenture dated as of May 9, 2022) (together with the Series 2019A Supplemental Indenture, the “Supplemental Indentures”). The Base Indenture and the Supplemental Indentures are referred to collectively herein as the “Indenture.”
We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or

May 9, 2022 Page 2

certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.
The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the federal law of the United States, the Delaware General Corporation Law and, to the extent set forth herein, the law of the State of New York.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the prospectus supplement relating to the Notes. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Annex 1

Hunton Andrews Kurth LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
File No: 79441.18
May 9, 2022
Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308

RE:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented the Remarketing Agents (as hereinafter defined) in connection with the remarketing by The Southern Company (the “Company”) of $862,500,000 aggregate principal amount of its Series 2019A Remarketable Junior Subordinated Notes due August 1, 2024 (the “Series 2019A Notes”) and $862,500,000 aggregate principal amount of its Series 2019B Remarketable Junior Subordinated Notes due August 1, 2027 (the “Series 2019B Notes” and together with the Series 2019A Notes, the “Notes”). The Series 2019A Notes were issued pursuant to the Subordinated Note Indenture dated as of October 1, 2015 (the “Base Indenture”), by and between the Company and Computershare Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore amended and supplemented, including by the Sixth Supplemental Indenture dated as of August 16, 2019 (as further amended and supplemented by the Thirteenth Supplemental Indenture dated as of May 9, 2022) (together, the “Series 2019A Supplemental Indenture”). The Series 2019B Notes were issued pursuant to the Base Indenture, as heretofore amended and supplemented, including by the Seventh Supplemental Indenture dated as of August 16, 2019 (as further amended and supplemented by the Fourteenth Supplemental Indenture dated as of May 9, 2022) (together with the Series 2019A Supplemental Indenture, the “Supplemental Indentures”). The Base Indenture and Supplemental Indentures are referred to collectively herein as the “Indenture”.
We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinion expressed herein. As to questions of fact material to the opinion expressed herein, we have relied upon certificates of public officials and of officers and representatives of the Company.

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON
LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TOKYO TYSONS WASHINGTON, DC
www.HuntonAK.com

Troutman Pepper Hamilton Sanders LLP
May 9, 2022

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
We do not express any opinion concerning any law other than the law of the State of New York.
This opinion letter is furnished for your benefit in connection with your rendering an opinion letter to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion letter. In giving our consent to your attaching this opinion letter to the opinion letter being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP